ACP Funds Trust - SC TO I

EX-99. (C)

EXHIBIT C

FORM OF LETTER OF TRANSMITTAL

Regarding Shares in

ACP FUNDS TRUST

Tendered Pursuant to the Offer to Purchase
Dated July 1, 2013

THE OFFER WILL EXPIRE AT, AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY THE FUND BY, 11:59 P.M., EASTERN TIME, ON JULY 31, 2013, UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return Or Deliver To:

Pinnacle Fund Administration
15720 John J. Delaney Drive,
Suite 206,
Charlotte, NC  28277

Attn: Dan Uttaro

For additional information:

Phone: (704) 752- 8996

Fax: (704) 752 8997

Letter of Transmittal Page 1 of 9

EXHIBIT (C)

LETTER OF TRANSMITTAL

Regarding Shares in

ACP Institutional Series Strategic Opportunities Fund
(ACP Funds Trust)
For September 30, 2013

All requests to have Shares purchased must be RECEIVED by Pinnacle Fund Administration, LLC in proper form no later than 11:59 p.m. midnight Eastern Time on July 31, 2013, unless the Offer to Purchase is extended

To: ACP Funds Trust

The person(s) signing this Letter of Transmittal (“Signor”) elects to participate in the Offer to Purchase and requests the repurchase by ACP Funds Trust (the “Trust”) of the Shares of beneficial interest (the “Shares”) of the Fund listed herein in exchange for the Repurchase Price (defined below) for the Shares tendered and accepted.  The repurchase price (“Repurchase Price”) is an amount equal to the net asset value of the Shares as of the close of the regular trading session of the New York Stock Exchange on September 30, 2013(the “Net Asset Value Determination Date”).  This Letter of Transmittal is subject to the terms and conditions described in the Offer to Purchase dated July 1, 2013.  Receipt of the Offer to Purchase is acknowledged by the Signor.  The Offer to Purchase and this Letter of Transmittal, which as amended or supplemented from time to time, constitute the repurchase offer (the “Offer to Purchase”).

The Signor recognizes that there may be expenses associated with participation in the Offer.  A participating Shareholder may be charged a fee for assistance in transmitting the required documentation by the Shareholder’s broker, dealer, commercial bank, trust company, retirement plan trustee or other nominee (collectively, “Financial Intermediary”).

Subject to, and effective upon, acceptance for payment of, or payment for, Shares presented for repurchase by the Signor in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms or conditions of any extension or amendment), the Signor hereby sells, assigns and transfers to, or upon the order of, the applicable Fund all right, title and interest in and to all of the Shares that are being presented for repurchase as described in “Shares Tendered for Repurchase” that may be purchased by the Fund pursuant to the Offer (and any and all dividends, distributions, other Shares or securities or rights issued or issuable in respect of such Shares on or after the Net Asset Value Determination Date) and the Signor irrevocably constitutes and appoints the Trust’s Administrator, Pinnacle Fund Administration, LLC (the “Administrator”) as the true and lawful agent and attorney-in-fact of the Signor with respect to such Shares (and any such dividends, distributions, other Shares, or securities or rights), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, subject to the succeeding paragraph, all in accordance with the terms and conditions set forth in the Offer to Purchase.

The Signor hereby represents and warrants that: (a) the Signor has full power and authority to submit, sell, assign and transfer the Shares submitted for repurchase (and any and all dividends, distributions, other Shares or other securities or rights issued or issuable in respect of such Shares on or after the Net Asset Value Determination Date); (b) when and to the extent the Fund accepts the Shares for repurchase, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, proxies, encumbrances, or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) on request, the Signor will execute and deliver any additional documents deemed by the Administrator or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the submitted Shares (and any and all dividends, distributions, other Shares or securities or rights issued or issuable in respect of such Shares on or after the Net Asset Value Determination Date); and (d) the Signor has read and agreed to all of the terms of the Offer.

The Signor recognizes that, under certain circumstances set forth in the Offer to Purchase, the Trust may terminate or amend the Offer or may not be required to repurchase any of the Shares presented for repurchase.  The Signor understands that the Administrator will cancel the repurchase request as to any Shares not repurchased by the Fund.

Each Shareholder must also complete the Instructions Form as a condition of participation in the Offer.

The Signor understands that acceptance of Shares by the Fund for repurchase represents a binding agreement between the Signor and the repurchasing Fund upon the terms and conditions of the Offer.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the Signor and all obligations of the Signor under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the Signor.

Except as stated in the Offer to Purchase, the Signor’s presentment of Shares for repurchase is irrevocable.

Signor must provide the information requested in this Letter of Transmittal.  Failure to furnish the information requested regarding account information will result in an incomplete purchase request, which will mean the Fund cannot purchase the Shares tendered.

NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW

INSTRUCTIONS

Forming part of the terms and conditions of the Offer to Purchase

1.           Guarantee of Signatures.  No signature guarantee is required on this Letter of Transmittal if:  (a) this Letter of Transmittal is signed by the registered holder(s) of Shares presented for repurchase; (b) there is no change of registration for the Shares the Shareholder will continue to hold; and (c) the payment of the repurchase proceeds is to be sent to the registered owners of the Shares at the address shown on the Shareholder’s account statement.  In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution (defined below).

Signatures must be guaranteed by one of the following:  a U.S. bank, trust company, credit union or savings association, or by a foreign bank that has a U.S. correspondent bank, or by a U.S. registered dealer or broker in securities, municipal securities, or government securities, or by a U.S. national securities exchange, a registered securities association or a clearing agency (each an “Eligible Institution” and together, “Eligible Institutions”).  A notary cannot provide a signature guarantee.  Please note: if you request your funds to be sent via ACH to a bank account other than one that is already noted on your account, a signature guarantee is required.

2.           Delivery of Letter of Transmittal.  A properly completed and duly executed Letter of Transmittal with any required signature guarantees and any other documents required by this Letter of Transmittal should be mailed or delivered to the Administrator at the appropriate address set forth herein and must be received by the Administrator prior to 11:59 p.m., Eastern Standard Time on July 31, 2013.  Letters of Transmittal should NOT be sent or delivered to the Trust.

Delivery will be deemed made only when actually received by the Administrator.  If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.  Shareholders have the responsibility to cause the Letter of Transmittal and any other documents required by this Letter of Transmittal to be delivered in accordance with the Offer.

The method of delivery of this Letter of Transmittal and all other required documents is at the option and sole risk of the Shareholder presenting Shares for repurchase.  In all cases, sufficient time should be allowed to ensure timely delivery.

The Letter of Transmittal should be sent to the Administrator at the following address:

Pinnacle Fund Administration, LLC
Attn: Dan Uttaro
15720 John J. Delaney Drive, Suite 206
Charlotte NC 28277
PH: 704-927-5402
FX: 704-752-8997

The Fund will not accept any alternative, conditional or contingent repurchase requests.

3.           Inadequate Space.  If the space provided to respond to any of the questions below is inadequate, the necessary information should be listed on a separate schedule signed by all of the required signatories and attached to the Letter of Transmittal.

4.           Signatures on Letter of Transmittal, Authorizations, and Endorsements.  Signature(s) by registered holder(s) on this Letter of Transmittal must correspond EXACTLY with the name(s) in which the Shares are registered.

If any of the Shares presented for repurchase are owned of record by two or more joint owners, all owners must sign this Letter of Transmittal.  If any of the Shares presented for repurchase are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Fund of its authority to act in such a fiduciary or representative capacity must be submitted.

5.           Transfer Taxes on Shares.  There are no transfer taxes related to the Offer to Purchase.

6.           Irregularities.  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Shares presented for repurchase will be determined by the Fund, in its sole discretion, and the Fund’s determination shall be final and binding.  The Trust reserves the absolute right to reject any or all Shares presented for repurchase determined not to be in appropriate form or to refuse to accept for payment, repurchase or pay for any Shares if, in the opinion of the Trust’s counsel, accepting, repurchasing or paying for the Shares would be unlawful.  The Fund also reserves the absolute right to waive any of the conditions of the Offer in whole or in part, or any defect in any repurchase request, whether generally or with respect to any particular Share(s) or Shareholder(s).  The Fund’s interpretations of the terms and conditions of the Offer (including these instructions) shall be final and binding.

Neither the Trust, Ascendant Capital Partners, LP (the “Adviser”), the Administrator, nor any other person is obligated to give any notice of defects or irregularities in repurchase requests, and none of them shall incur any liability for failure to give any such notice, including without limitation, with respect to the Instructions form and necessary tax information.

7.           Questions and Requests for Assistance and Additional Copies.  Questions and requests for assistance may be directed to the Adviser, by telephoning (610) 688-4180.

Repurchase Request of Shares of Beneficial Interest
of
ACP Institutional Series Strategic Opportunities Fund
For September 30, 2013 Tender Offer

IMPORTANT
This Letter of Transmittal bearing original signature(s), properly completed and duly executed, together with any required signature guarantees and all other required documents, must be received by the Administrator no later than the Expiration Date.

DO NOT COMPLETE THIS FORM IF YOU HAVE DECIDED NOT TO PRESENT YOUR UNITS FOR PURCHASE.

I.	ACCEPTANCE OF THE PURCHASE OFFER

The Offer to Purchase is hereby accepted in accordance with its terms.

Name of Registered Investor(s)	Name of Registered Investor(s)
(Please Type or Print)	(Please Type or Print)

Authorized Signature	Authorized Signature

Taxpayer Identification or Social Security Number	Taxpayer Identification or Social Security Number

Date

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on the Fund statement or by person(s) authorized to become registered holder(s) by certificates and documents transmitted under this Letter of Transmittal.

Repurchase Request of Shares of Beneficial Interest
of
ACP Institutional Series Strategic Opportunities Fund
For September 30, 2013 Tender Offer

If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information (see Instruction 4):

Name (Please Type or Print)
Capacity (Full Title) (See Instruction 4)

Address

Daytime Telephone Number

II.	GUARANTEE OF SIGNATURE(S) (See Instruction 1)

Authorized Signature

Name (Please Type or Print)

Title

Name of Firm

Address

Daytime Telephone Number

Date

Repurchase Request of Shares of Beneficial Interest
of
ACP Institutional Series Strategic Opportunities Fund
For September 30, 2013 Tender Offer

III.	SHARES TENDERED FOR REPURCHASE (Please fill in ALL applicable information)

☐	Partial Tender	Please tender __________% of my Shares

☐	Dollar Amount	Please repurchase enough of my Shares so that I will receive $____________.

☐	Full Tender	Please tender all of my Shares.

(Please Note: You must retain a $25,000 minimum balance if tendering less than ninety percent (90%) of your Shares.)

IV.	PAYMENT AND DELIVERY INSTRUCTIONS

Please check one of the options listed below and provide any information corresponding to your selection.

IMPORTANT NOTE:
If you invest through a Financial Intermediary, that Financial Intermediary may require additional paperwork as well as alternate payment and delivery instructions, notwithstanding your request below.  All monies held at National Financial Services (NFS) or Charles Schwab will be returned to the investor’s account held at NFS or Charles Schwab acting as custodian. Please contact your Financial Intermediary for more information.

☐	Mail a check to the address of record
A check for the proceeds of repurchased Shares will be issued in the name of the registered Investor(s) and mailed to the address of record on the account.

Mail a check to an alternative address
If alternative address is requested, please provide instructions here (signature(s) must be “guaranteed.” See Instruction 1).

Alternative Mailing Instructions:

Repurchase Request of Shares of Beneficial Interest
of
ACP Institutional Series Strategic Opportunities Fund
For the September 30, 2013 Tender Offer

☐	National Financial Services (NFS) Account
Proceeds to be wired to current account held at NFS. Existing NFS instructions are on file.

NFS Account #

☐	Charles Schwab Account
Proceeds to be wired to current account held at Charles Schwab. Existing Schwab instructions are on file.

Schwab Account #

☐	Send proceeds via Fed Funds Wire
Proceeds will be sent via Fed Funds wire to the bank instructions listed below.

Wiring Instructions:	Bank Name:

ABA #:

Account Name:

Account #

For Further Credit to: